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                                                                    Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

The undersigned, Chief Executive Officer of W Holding Company, Inc. (the "Registrant"), hereby certifies that to the best of his knowledge, on the date hereof:

      (a) the Form 10-K of the Registrant for the Period Ended December 31, 2004, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

                                             /s/ Frank C. Stipes
                                             ---------------------------------
                                             Frank C. Stipes, Esq.
                                             Chairman of the Board, Chief
                                             Executive Officer and President
                                             March 16, 2005